Exhibit 99.1

Vantage Drilling Company Reports Fourth Quarter 2009 Results

HOUSTON, TX—(MARKET WIRE)—March 16, 2010 — Vantage Drilling Company (“Vantage”) (AMEX: VTG-U) (AMEX:VTG) (AMEX: VTG-WS) reports a net loss of ($4.3) million or ($0.02) per diluted share for the three months ended December 31, 2009 as compared to net loss of ($43.5) million or ($0.57) per diluted share for the three months ended December 31, 2008. Net income for the fiscal year ended December 31, 2009 was $8.8 million or $0.07 per share as compared to a net loss of ($47.4) million or ($0.78) per share for the year ended December 31, 2008.

Paul Bragg, President and Chief Executive Officer, commented, “The Company took giant strides in 2009 and thereafter, as we deployed all four of our new jackup rigs. Our first deepwater rig, Platinum Explorer, is on track for on-time delivery in November 2010.”

Early stage risks have been greatly diminished with the completion of jackup construction, financing and contracting. Our operational and safety performance have also been exceptional.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs operating, and an ultra deepwater drillship, the Platinum Explorer, currently under development. Vantage is also providing management services to an affiliate for two other ultra-deepwater drillships and to Sea Dragon for two ultra-deepwater semi-submersibles.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Contact:

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

Vantage Drilling Company

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2009	2008
Revenues
Contract drilling services	$22,982	$—
Management fees	3,701	825
Reimbursables	11,875	88

Total revenues	38,558	913

Operating costs and expenses
Operating costs, excluding impairment and termination costs	30,678	3,123
General and administrative	4,550	3,470
Depreciation	4,295	78
Impairment and termination costs	—	38,286

Total operating expenses	39,523	44,957

Income (loss) from operations	(965)	(44,044)
Other income (expense)
Interest income	10	6
Interest expense	(4,174)	(56)
Other income	293	86

Total other income (expense)	(3,871)	36

Income (loss) before income taxes	(4,836)	(44,008)
Income tax provision (benefit)	(562)	(540)

Net income (loss)	$(4,274)	$(43,468)

Earnings per share
Basic	$(0.02)	$(0.57)
Diluted	$(0.02)	$(0.57)

Vantage Drilling Company

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Year Ended December 31,
	2009	2008	2007
Revenues
Contract drilling services	$69,919	$—	$—
Management fees	18,830	825	—
Reimbursables	22,744	88	—

Total revenues	111,493	913	—

Operating costs and expenses
Operating costs, excluding impairment and termination costs	66,228	5,365	—
General and administrative	15,690	9,334	937
Depreciation	11,218	101	10
Impairment and termination costs	—	38,286	—

Total operating expenses	93,136	53,086	947

Income (loss) from operations	18,357	(52,173)	(947)
Other income (expense)
Interest income	23	4,095	7,699
Interest expense	(8,178)	(56)	—
Other income	609	86	—

Total other income (expense)	(7,546)	4,125	7,699

Income (loss) before income taxes	10,811	(48,048)	6,752
Income tax provision (benefit)	1,972	(670)	2,299

Net income (loss)	$8,839	$(47,378)	$4,453

Earnings per share
Basic	$0.07	$(0.78)	$0.16
Diluted	$0.07	$(0.78)	$0.14

Vantage Drilling Company

Consolidated Balance Sheet

(In thousands, except par value information)

	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$15,992	$16,557
Restricted cash	28,863	1,700
Trade receivables	17,536	3,186
Inventory	10,789	—
Prepaid expenses and other current assets	8,040	2,077

Total current assets	81,220	23,520

Property and Equipment
Property and equipment	899,541	631,008
Accumulated depreciation	(11,329)	(112)

Property and equipment, net	888,212	630,896

Other Assets
Investment in joint venture	120,306	—
Other assets	29,441	10,867

Total other assets	149,747	10,867

Total assets	$1,119,179	$665,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,931	$3,827
Accrued liabilities	14,285	14,766
Short-term debt	17,827	11,239
Current maturities of long-term debt	16,000	6,000

Total current liabilities	64,043	35,832

Long–term debt, net of discount of $4,021	378,078	133,000
Commitments and contingencies	—	—
Shareholders’ equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 400,000 shares authorized; 187,277 and 75,708 shares issued and outstanding	187	76
Additional paid-in capital	714,486	542,331
Accumulated deficit	(37,117)	(45,956)
Accumulated other comprehensive loss	(498)	—

Total shareholders’ equity	677,058	496,451

Total liabilities and shareholders’ equity	$1,119,179	$665,283

Vantage Drilling Company

Consolidated Statement of Cash Flows

(In thousands)

	Year Ended December 31,
	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8,839	$(47,378)	$4,453
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	11,218	101	10
Amortization of debt financing costs	1,486	513	—
Share-based compensation expense	5,030	2,420	—
Accretion of long-term debt	1,638	—	—
Amortization of senior notes discount	29	—	—
Deferred income tax benefit	746	(2,059)	(311)
Write-off of asset value, net	—	28,286	—
Changes in operating assets and liabilities:
Restricted cash	(27,163)	(1,700)	—
Trade receivables	(14,350)	(3,277)	—
Inventory	(10,789)	—	—
Prepaid expenses and other current assets	(5,963)	(1,618)	93
Other assets	(406)	—	—
Accounts payable	12,104	3,765	62
Accrued liabilities	9,021	13,877	889
Short-term debt	4,942	1,240	—

Net cash used in operating activities	(3,618)	(5,830)	5,196

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of assets	—	(213,397)	—
Additions to property and equipment	(337,444)	(170,775)	(122)
Investment in joint venture	(157,404)	—	—
Deferred acquisition costs	—	—	(757)
Restricted cash held in trust account	—	273,109	(273,109)

Net cash used in investing activities	(494,848)	(111,063)	(273,988)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under credit agreements	141,821	139,000	—

Proceeds from the issuance of senior secured notes, net of discount of $4,021	130,950	—	—
Repayment of long-term debt	(19,360)	—	—
Proceeds from issuance of ordinary shares in private placement, net	24,953	—	—
Proceeds from issuance of ordinary shares in public offering, net	80,291	—	—
Proceeds from warrant exercise in connection with joint venture	150,000	—	—
Proceeds from short-term notes payable-shareholders	4,000	—	—
Repayment of short-term debt	(2,354)	—	—
Debt issuance costs	(12,400)	(8,533)	—
Advances from stockholders of OGIL	—	3,300	—
Repayments of advances from stockholders of OGIL	—	(3,300)	—
Proceeds from issuance of ordinary shares and warrants in private placement	—	—	6,000
Proceeds from issuance of ordinary shares and warrants to public stockholders	—	—	255,930
Proceeds from deferred underwriters fee	—	—	8,280
Repayment of deferred underwriters fee	—	(8,280)	—
Proceeds from notes payable-shareholders	—	10,000	86
Repayment of notes payable-shareholders	—	—	(275)

Net cash provided by financing activities	497,901	132,187	270,021

Net increase in cash and cash equivalents	(565)	15,294	1,229
Cash and cash equivalents—beginning of period	16,557	1,263	34

Cash and cash equivalents—end of period	$15,992	$16,557	$1,263